                                                                   EXHIBIT 4.08


THE SECURITIES REPRESENTED BY AND ISSUABLE UNDER THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN OPINION OF SECURITIES COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE THEREFOR.




                                NOT EXERCISABLE
                             PRIOR TO JUNE 12, 1997
                  OR AFTER 5:00 P.M., DETROIT, MICHIGAN TIME,
                                ON JUNE 12, 2001




                              NEMATRON CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK




         This is to certify that, FOR VALUE RECEIVED, FIRST OF MICHIGAN CORPORATION or registered assigns ("holder"), is entitled, subject to the terms of this Warrant, to purchase from NEMATRON CORPORATION, a Michigan corporation (the "Company"), at any time or times during business hours on a day on which banking institutions are authorized to conduct business in the City of Detroit, Michigan (the "Strike Date") on or after June 12, 1997, but not after 5:00 pm., Detroit, Michigan time, on June 12, 2001 (the "Expiration Date"), FORTY THOUSAND (40,000) fully paid and nonassessable shares of the Common Stock of the Company (the "Common Stock"), at an initial purchase price of [120% of the offering price] DOLLARS ($_______) per share in lawful money of the United States. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price for a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Purchase Price".

         (a) Exercise of Warrant. In case the holder of this Warrant shall exercise all or any part of the purchase right evidenced by this Warrant, the holder shall surrender this Warrant on the Purchase Date with the Form of Exercise at the end hereof duly executed by the holder, to
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the Company at the principal office of the Company, accompanied by payment of the Purchase Price for the number of shares specified in such Form of Exercise, together with any applicable federal and state tax relating to such exercise. This Warrant may be exercised in whole or in part. In case of the exercise in part only, the Company will deliver to the holder a new Warrant of like tenor in the name of the holder evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised.

         (b) Delivery of Stock Certificates, etc. As soon as practicable after any exercise of this Warrant and payment of the sum payable upon such exercise, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the holder of this Warrant, or in the name of a permitted transferee as such holder may direct, a certificate or certificates for the number of fully paid and nonassessable Warrant Shares (or other securities or property to which such holder shall be entitled upon such exercise), plus, in lieu of any fractional Warrant Shares to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value ("Market Value") of one full Warrant Share. The Market Value shall be the Closing Price (as hereinafter defined) for one full share of Common Stock on the business day immediately preceding the day of exercise. As used herein, the term "Closing Price" shall mean the last sale price regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock of the Company is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices on such day as reported on the Nasdaq Stock Market ("Nasdaq"), or if not reported on Nasdaq, the average of the closing bid and asked prices as furnished by National Quotation Bureau, Inc., or a similar reporting organization. All calculations with respect to the Closing Price shall be made to the nearest cent. Issuance and delivery of the Warrant Shares deliverable on the due exercise of this Warrant may be postponed by the Company and its transfer agent during any period, not exceeding thirty days, for which the transfer books of the Company for the Common Stock are closed between (1) the record date set by the Board of Directors for the determination of shareholders entitled to vote at or to receive notice of any shareholders' meeting, or entitled to receive payment of any dividends or to any allotment of rights or to exercise rights in respect of any change, conversion or exchange of capital stock, and (2) the date of such meeting of shareholders, the date for the payment of such dividends, the date for such allotment of rights, or the date when any such change or conversion or exchange of capital stock shall go into effect, as the case may be.

         (c) Exchange and Transfer of Warrant. Upon surrender for exchange of this Warrant (in negotiable form, if not surrendered by the holder named on the face hereof) to the Company and payment of any applicable federal and state taxes, the Company, at its expense, will issue and deliver new Warrants of like tenor, calling in the aggregate for the same number of Warrant Shares, in the denomination or denominations requested to or on the order of such holder and in the name of such holder or as such holder may direct. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder of this Warrant as absolute owner for all purposes without being affected by any notice to the contrary. This Warrant may not be sold, transferred, assigned or hypothecated other than to officers or partners of First of





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Michigan Corporation, to successors of First of Michigan Corporation, or by will or pursuant to the laws of descent and distribution.

         (d)     Antidilution Provisions.

                 (1) Adjustment of Number of Shares. The number of Warrant Shares to be received upon the exercise of this Warrant and the Purchase Price per share to be paid shall be subject to adjustment from time to time as follows:

                          (A)     Dividends, Reclassifications, etc.  In case,
prior to the expiration of this Warrant by exercise or by its terms, the Company shall at any time issue Common Stock as a stock dividend or other distribution, or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Purchase Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately reduced and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately increased; and conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Purchase Price per share of the Warrant Shares purchasable pursuant to this Warrant in effect at the time of such action shall be proportionately increased and the number of Warrant Shares at that time purchasable pursuant to this Warrant shall be proportionately decreased. If the Company shall, at any time during the life of this Warrant, declare a dividend payable in cash on its Common Stock and shall at substantially the same time offer to the holders of its Common Stock a right to purchase new Common Stock from the proceeds of such dividend or for an amount substantially equal to the dividend, all shares of Common Stock so issued shall, for the purpose of this Warrant, be deemed to have been issued as a stock dividend. Any dividend paid or distributed upon the Common Stock in shares of any other class of securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that Common Stock is issuable upon the conversion thereof.

                          (B)     No Adjustment for Small Amounts.  The Company
shall not be required to give effect to any adjustment in the Purchase Price unless and until the net effect of one or more adjustments, determined as provided above, shall have required a change of the Purchase Price by at least one percent (1%) of such Purchase Price; provided, however, that any adjustments which by reason of this Section (d)(1) are not required to be made shall be carried forward and taken into account (together with any other adjustments so carried forward) in any subsequent adjustment. All calculations made under this Section (d)(1) shall be made to the nearest one cent ($.01) or to the nearest one- hundredth (1/100) of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of this Warrant.

                 (2) Common Stock Defined. Whenever reference is made in this Section (d) to the issue or sale of shares of Common Stock, the term "Common Stock" shall mean the Common Stock of the Company of the class authorized as of the date hereof and any other class





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of stock ranking on a parity with such Common Stock.  However, subject to the provisions of Section (e) hereof, shares issuable upon exercise of this Warrant shall include only shares of the class designated as Common Stock of the Company as of the date hereof.

         (e) Reclassification, Reorganization, Merger, etc. In case, prior to the expiration of this Warrant by exercise or by its terms, of any capital reorganization, recapitalization, reclassification or other change of the outstanding shares of Common Stock of the Company (other than as provided for in Section (d)(1)(A) hereof), or in case of any consolidation, merger or share exchange of the Company with or into any other corporation (other than a merger or share exchange with a subsidiary in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Stock), or in case of any sale or conveyance to any other corporation of all or substantially all of the properties and assets of the Company, then, and in each such case, the Company shall cause effective provision to be made so that the holder of this Warrant shall have the right to receive, upon the exercise of this Warrant as provided herein, upon the consummation of such reorganization, recapitalization, reclassification, consolidation, merger, share exchange, sale or conveyance, the kind and amount of shares of stock or other securities or property receivable upon such reorganization, recapitalization, reclassification, consolidation, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such reorganization, recapitalization, reclassification, consolidation, merger, share exchange, sale, or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant and, in addition, the Company shall use its best efforts to ensure that any such provision shall expressly provide that the issuer of securities to be thereafter received on exercise of this Warrant assumes obligations for registration of the Warrant Shares issuable on exercise of the Warrant substantially in accordance with the provisions of Section (i) of this Warrant. A copy of such provision shall be furnished to the holder(s) of Warrants within 10 days after execution of the appropriate agreement pertaining to same and, in any event, prior to any consolidation, merger, share exchange, sale or conveyance subject to the provisions of this Section (e). The foregoing provisions of this Section (e) shall similarly apply to successive capital reorganizations, recapitalizations, reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, share exchanges, sales or conveyances.

         (f) Determination of Adjusted Purchase Price. Upon the occurrence of each event requiring an adjustment of the Purchase Price and of the number of Warrant Shares purchasable pursuant to this Warrant in accordance with, and as required by, the terms of this Warrant, the Company shall send written notice thereof to the holder(s) of this Warrant, which notice shall state the Purchase Price resulting from such adjustment, and any increase or decrease in the number of Warrant Shares to be acquired upon exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such notice shall be conclusive and shall be binding upon such holder unless contested by such holder by written notice to the Company within 10 days after receipt thereof by such holder.





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

         (g) Notice to Warrant Holders. In case, prior to the expiration of this Warrant by exercise or by its terms:

                 (1) The Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable otherwise than in cash at an established annual or quarterly rate, or any other distribution in respect of the Common Stock (including cash in an amount other than at an established annual or quarterly rate), pursuant to, without limitation, any spinoff, split-off or distribution of the Company's assets; or

                 (2) The Company shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of any class or to receive any other rights; or

                 (3) Of any classification, reclassification, or other reorganization of the capital stock of the Company, consolidation, merger, or share exchange of the Company with or into another corporation or conveyance of all or substantially all of the assets of the Company; or

                 (4) Of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in any such case, the Company shall mail to the holder of this Warrant, at least 10 days prior to such record date, a notice stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution, or rights, or the date on which such classification, reclassification, reorganization, consolidation, merger, share exchange, conveyance, dissolution, liquidation or winding up is to take place, as the case may be.

         (h) Liquidation and Dissolution. In case the Company, at any time while this Warrant or any part hereof shall remain unexpired or unexercised, shall sell all or substantially all of its property or dissolve, liquidate or wind up its affairs, the holder of this Warrant may thereafter receive upon exercise hereof in lieu of each share of Common Stock of the Company which such holder would have been entitled to receive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company.

         (i)     Registration under the Securities Act of 1933.

                 (1) The Company, at its own cost and expense, shall include the Warrant Shares in any new registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act") (other than registration statements on Form S-8 under the Act or a registration on any form which does not permit secondary sales) relating to the public sale of securities for cash, provided that requests therefor shall have been received from the holders of the Warrant Shares to be included therein on or after June 12, 1997, but not after 5:00 p.m., Detroit, Michigan time, on June 12, 2001. Anything herein to the contrary withstanding, if in the reasonable opinion of the lead underwriter who is expected to market the securities covered





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by such new registration statement the inclusion of all or part of the Warrant
Shares shall be impracticable or inadvisable, to the extent the inclusion of such Warrant Shares shall be so impracticable or inadvisable, the rights of the holders of the Warrant Shares under this Section (i)(1) to have the Warrant Shares included in such registration statement shall be reduced pro rata, or suspended, as appropriate, but only as to such registration statement. The Company agrees to give written notice of any registration statement to any holder of the Warrants or Warrant Shares, and to First of Michigan Corporation, at least 30 days prior to the filing of any such registration statement.

                 (2) The following provisions shall be applicable to any registration statement prepared pursuant to this Section (i):

                          (A)     The holders whose Warrant Shares are to be
included therein (the "Sellers") shall furnish in writing to the Company at least 10 days prior to the filing of such registration statement such appropriate information as the Company shall reasonably request in writing concerning the Sellers, and each of them, as is necessary for the Company to comply with the disclosure requirements of the Act and the rules and regulations promulgated thereunder. Following the effective date of such registration statement, the Company shall, upon the reasonable request of any Seller, forthwith supply such number of prospectuses meeting the requirements of the Act, as shall be requested by such Seller to permit such Seller to make a public offering of all Warrant Shares of such Seller included therein. The Company shall exercise good faith efforts to qualify the Warrant Shares for sale in such states as the Sellers shall reasonably designate.

                          (B)     The Company shall indemnify and hold harmless
each Seller and each underwriter (within the meaning of the Act) who may purchase from or sell for any Seller any Warrant Shares from and against all liabilities under the Act or otherwise arising from such registration statement, or contribute to payments of such Sellers or underwriters, to the same extent and with the same effect as the Company indemnifies the Underwriters or agrees to contribute to payments the Underwriter may be required to make in respect thereof in Section 10 of the Underwriting Agreement, dated June ___, 1996, between the Company and First of Michigan Corporation (the "Underwriting Agreement").

                          (C)     The Sellers shall indemnify and hold harmless
the Company from and against all liabilities under the Act or otherwise arising from such registration statement, or contribute to payments of the Company, to the same extent and with the same effect as the Underwriter indemnifies the Company or agrees to contribute to payments the Company may be required to make in respect thereof in Section 10 of the Underwriting Agreement; provided, however, that notwithstanding anything contained herein or in the Underwriting Agreement to the contrary, each such Seller shall be liable under this Section
(i)(2)(C) if and only to the extent that any such liabilities arise out of or are based upon an untrue statement or an alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to any such Seller, which is requested by the Company and furnished in





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writing to the Company by such Seller specifically and expressly for use in any such registration statement or prospectus.

                          (D)     The Company shall not be required to file any
registration statement relating to the Warrant or the Warrant Shares or include any such securities in a registration statement if in the written opinion of counsel to the Company, which shall be reasonably satisfactory to counsel for the holder(s) of the Warrant, the securities for which registration is requested may be sold publicly without registration under the Act, provided that such public sale without registration could be accomplished in such amount, during such time period, and on such other terms and conditions as would have been permissible if such securities were so registered.

The agreements in this Section (i) shall continue in effect regardless of the expiration of this Warrant by exercise or by its terms.

         (j) Reservation of Shares. The Company will reserve and have at all times available sufficient Shares deliverable against the due exercise of this Warrant to satisfy the rights and privileges contained herein.

         (k) Expiration. The right to exercise this Warrant shall expire after 5:00 pm., Detroit, Michigan time, on [Expiration Date], and, except as otherwise expressly provided herein, no rights herein given to the holder of this Warrant shall exist thereafter.

         (l)     Warrant Holder Not Deemed a Shareholder.   No holder, as such,
of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any organization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the holder of this Warrant of the Shares which he is then entitled to receive upon the due exercise of this Warrant.

         (m) No Limitation on Corporate Action. No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Articles of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

         (n) Notices. All communications hereunder shall be in writing and shall be deemed duly given when delivered personally or three days after being mailed by first class mail, postage prepaid, properly addressed, if to the Company, Nematron Corporation, at 5840 Interface Drive, Ann Arbor, Michigan 48103, Attention: Frank G. Logan, III, or if to the holder hereof, First of Michigan Corporation, at 100 Renaissance Center, 26th Floor, Detroit, Michigan 48243,





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Attention: J. Michael Davis, Senior Vice President.  The Company or the holder hereof may change such address at any time or times by notice hereunder to the other.

         (o) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to principles of conflicts of laws.

Dated:  June __, 1996                      NEMATRON CORPORATION




                                        By:   David P. Gienapp
                                           -----------------------------
                                        Its:  Vice President-Finance
                                              and Administration

Attest:



By:      ______________________________





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                                FORM OF EXERCISE

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                     IF HE DESIRES TO EXERCISE THIS WARRANT

                              NEMATRON CORPORATION





         The undersigned hereby exercises the right to purchase ______ shares of Common Stock covered by this Warrant according to the conditions thereof and herewith makes payment of the Purchase Price of such shares in full.


                                        _______________________________
                                        Signature


                                        _______________________________
                                        Address




Dated:  ________________






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